Exhibit 10.3

EXECUTION VERSION

SECURED TERM LOAN AGREEMENT

between

CEPTON TECHNOLOGIES, INC., as Borrower,

and

KOITO MANUFACTURING CO., LTD., as Lender

i

EXHIBIT A – FORM OF PROMISSORY NOTE

EXHIBIT B – SETTLEMENT INSTRUCTIONS

EXHIBIT C – FORM OF LOAN NOTICE

EXHIBIT D – FORM OF SECURITY AGREEMENT

EXHIBIT E – FORM OF PATENT SECURITY AGREEMENT

ii

SECURED TERM LOAN AGREEMENT

This SECURED TERM LOAN AGREEMENT (this “Agreement”) is entered into as of October 27, 2022 by and between Cepton Technologies, Inc., a Delaware corporation (the “Borrower”), and KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (the “Lender”).

WHEREAS, on the date hereof, Cepton, Inc. (“Parent”) and the Lender entered into that certain Investment Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), whereby the Lender intends to invest in, and the Borrower intends to issue to the Lender, certain shares of Series A Convertible Preferred Stock of Parent, par value $0.00001 per share (the “Series A Preferred Stock”);

WHEREAS, the Lender desires to provide to the Borrower, and the Borrower desires to receive from the Lender, debt financing on terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01. Definitions.

(a) The following terms as used herein, have the following meanings:

“Affiliate” shall have the meaning set forth in the Investment Agreement.

“Agreement” shall mean this Secured Term Loan Agreement.

“Authorized Officer” shall mean any of the Chief Executive Officer, Chief Financial Officer or any other officer of the Borrower, or any other Person expressly designated by the written authorization of any of the foregoing as an Authorized Officer.

“Borrower” shall have the meaning set forth in the preamble.

“Borrowing” shall mean the incurrence by Borrower of the Loan made by the Lender on the Borrowing Date.

“Borrowing Date” shall mean the date the Loan is received by the Borrower.

“Business Day” shall have the meaning set forth in the Investment Agreement.

“Certificate of Designations” shall mean the Series A Certificate of Designations of the Series A Preferred Stock in the form attached as Exhibit A to the Investment Agreement.

“Closing” shall have the meaning set forth in the Investment Agreement.

“Closing Date” shall have the meaning set forth in the Investment Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” shall mean the “Collateral” as defined in the Security Agreement, including for the avoidance of doubt the “Patent Collateral” as defined in the Patent Security Agreement.

“Collateral Documents” shall mean the Security Agreement, the Patent Security Agreement and any additional pledges, security agreements, instruments, powers of attorney, assignments, notices, financing statements and all other documents executed in connection with the foregoing.

“Commitment” shall mean, with respect to the Lender, its obligation to make the Loan to the Borrower pursuant to Section 2.01 on the Funding Date, in an aggregate principal amount equal to ¥5.8 billion.

“Commitment Expiration Date” shall mean the date that is twelve (12) Business Days after the date of this Agreement, or such other date as agreed to in writing by the Lender.

“Company Disclosure Letter” shall have the meaning set forth in the Investment Agreement.

“Company Material Adverse Effect” shall have the meaning set forth in the Investment Agreement.

“Data Security Requirements” shall have the meaning set forth in the Investment Agreement.

“Debtor Relief Laws” shall mean, the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America affecting the rights of creditors generally.

“Default” shall mean any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollar” or “$” shall mean the lawful currency of the United States of America.

“Electronic Delivery” shall have the meaning set forth in Section 7.09.

“Event of Default” shall have the meaning set forth in Article 6.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.10(c) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Fundamental Change” shall have the meaning set forth in the Certificate of Designations.

“Funding Date” shall mean the date specified by Borrower in the Loan Notice, which shall be a Business Day on or after which the conditions in Section 3.01 are satisfied (or waived in accordance with Section 7.02).

“Governmental Authority” shall have the meaning set forth in the Investment Agreement.

“Indemnified Costs” shall have the meaning set forth in Section 7.07(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” shall have the meaning set forth in Section 7.07(a).

“Interest Payment Date” shall mean the Maturity Date.

“Interest Rate” shall mean a fixed annual interest rate equal to one percent (1.0%).

“Investment Agreement” shall have the meaning set forth in the recitals.

“Law” shall have the meaning set forth in the Investment Agreement.

“Lender” shall have the meaning set forth in the preamble, and shall include its permitted successors or assigns.

“Lien” shall have the meaning set forth in the Investment Agreement.

“Loan” shall have the meaning set forth in Section 2.01.

“Loan Documents” shall mean this Agreement, the Collateral Documents, the Notes, if any, delivered in connection with this Agreement, any assignment agreement executed pursuant to Section 7.03, and any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

“Loan Notice” shall have the meaning set forth in Section 2.02.

“Material Adverse Change” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its payment obligations under any Loan Document; or (c) a material adverse effect upon the rights and remedies of the Lender under, or the legality, validity, binding effect or enforceability against the Borrower of, any Loan Document.

“Maturity Date” shall mean the earlier of (a) three (3) Business Days following the Closing Date and (b) the date on which the Investment Agreement is terminated in accordance with its terms.

“Maximum Rate” shall have the meaning set forth in Section 2.05(d).

“Note” shall have the meaning set forth in Section 2.04(b).

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loan” shall mean at any time the amount of the aggregate outstanding principal amount of the Loan made by the Lender to the Borrower at such time; provided that for purposes of Section 2.01 only, if the Lender shall assign any part of its rights and obligations hereunder to a wholly-owned Subsidiary pursuant to Section 7.03, the Outstanding Loan of the Lender and such assignee shall be considered together.

“Parent” shall have the meaning set forth in the recitals.

“Patent Security Agreement” shall mean the Patent Security Agreement substantially in the form attached hereto as Exhibit E.

“Person” shall have the meaning set forth in the Investment Agreement.

“Register” shall have the meaning set forth in Section 7.04.

“Representative” shall have the meaning set forth in the Investment Agreement.

“Security Agreement” shall mean the Security Agreement substantially in the form attached hereto as Exhibit D.

“Series A Preferred Stock” shall have the meaning set forth in the recitals.

“Solvent” shall mean that, as of the date of determination, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Subsidiary” shall have the meaning set forth in the Investment Agreement.

“Taxes” shall have the meaning set forth in the Investment Agreement.

“Termination Date” shall mean the earliest to occur of (i) the Maturity Date, (ii) the acceleration of the Loan in accordance with the terms hereof and (iii) if the Funding Date has not occurred by the Commitment Expiration Date, the Commitment Expiration Date.

“Third Party Claim” shall have the meaning set forth in Section 7.07(a).

“Transaction Liens” shall mean the Liens granted by the Borrower under the Collateral Documents.

“Trinity Capital Loan Agreement” shall have the meaning set forth in the Investment Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USPTO” shall mean the U.S. Patent and Trademark Office.

“Yen” or “¥” shall mean shall mean the lawful currency of Japan.

Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Any definition of or reference to any agreement or other document shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified.

Article 2
The Loan

Section 2.01. Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a term loan in Yen, subject to Section 2.03 below (such loan, the “Loan”) to the Borrower in a single drawing on the Funding Date of the full principal amount of the Lender’s Commitment. Amounts repaid or prepaid in respect of the Loan may not be reborrowed. The Lender’s Commitment shall terminate immediately and without further action upon the earlier of (x) the Funding Date after giving effect to the funding of the Loan, and (y) the Termination Date.

Section 2.02. Borrowing of the Loan. The Borrower may request the Borrowing, by irrevocable notice (the “Loan Notice”) substantially in the form attached hereto as Exhibit C to be received by the Lender not later than 3:00 p.m. Tokyo time six (6) Business Days prior to the proposed Funding Date. Such Loan Notice shall specify:

(a) the proposed Funding Date (which shall be a Business Day); and

(b) the amount of the Borrowing (which shall equal the full principal amount of the Lender’s Commitment).

Section 2.03. Funding of the Loan. Subject to the terms and conditions set forth herein, upon receipt of a Loan Notice, the Lender shall initiate the transfer in same day available funds on the Funding Date, the requested Borrowing as directed by the Borrower in the Loan Notice. At the Borrower’s request in the Loan Notice, the Lender will convert all or a portion of the proceeds of the Loan as specified by the Borrower in the Loan Notice from Yen to Dollars on the Borrower’s behalf prior to disbursement thereof and transfer the Dollar equivalent received by the Lender upon such conversion less any applicable foreign exchange costs and the unconverted amount in Yen, as applicable, as directed by the Borrower in the Loan Notice. Any bank transfer or lifting fees in connection with the Loan shall be borne by the Borrower. In connection with the foregoing, the parties shall cooperate prior to the Funding Date to provide information regarding the exchange rates and other fees applicable to each party for transfers of Yen or Dollars.

Section 2.04. Repayment of the Loan; Evidence of Debt.

(a) Effective upon the Borrowing Date, the Borrower hereby unconditionally promises to pay to the Lender on the Termination Date the aggregate principal amount of the Loan made to the Borrower outstanding on such date.

(b) The Loan and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that upon the request of the Lender, the Loan made by the Lender may be evidenced by a promissory note in the form of Exhibit A hereto (a “Note”) in addition to such loan accounts and records. Such loan accounts, records and any Note shall, to the extent not inconsistent with the Register, be conclusive absent manifest error of the amount of the Loan, the currency thereof and payments thereon. Any failure to record the Loan or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loan.

Section 2.05. Interest.

(a) The Loan shall bear interest at a rate per annum equal to the Interest Rate from, and including, an Interest Payment Date (or, prior to the first Interest Payment Date, the Borrowing Date) to, but excluding, the next Interest Payment Date. All interest hereunder shall be calculated on an actual/360 day basis. Furthermore, while any Event of Default exists, the Loan shall bear interest at a rate per annum equal to the Interest Rate plus 2.00%.

(b) Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date.

(c) Accrued and unpaid interest on past due amounts shall in all events be due and payable on the Termination Date.

(d) In no case shall interest hereunder exceed the maximum rate of non-usurious interest permitted under applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender would otherwise exceed the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 2.06. Mandatory Prepayment. The Borrower shall prepay (without payment of any premium or penalty) the Outstanding Loan together with all accrued but unpaid interest in accordance with Section 2.08.

Section 2.07. Voluntary Prepayment. The Borrower may prepay (without payment of any premium or penalty) the Outstanding Loan in whole or in part, together with all accrued but unpaid interest as of the date of such prepayment, by providing the Lender prior written notice no later than 3:00 p.m. Tokyo time on the Business Day prior to such prepayment; provided, that in case of a partial prepayment, the remaining amount of the Outstanding Loan shall be in a minimum principal amount of ¥100,000,000, or a whole multiple of ¥100,000,000 in excess thereof. Any voluntary prepayment hereunder shall be applied first to any accrued but unpaid interest, second to the Outstanding Loan, and then to any other amounts then payable by the Borrower under this Agreement.

Section 2.08. Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund the Loan, then, on notice thereof by the Lender to the Borrower, the obligations of the Lender to make or continue the Loan in the affected currency or currencies shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. To the extent that the Lender’s Loan has not been transferred pursuant to Section 7.03, the Borrower shall repay the Lender’s outstanding Loan made to the Borrower on the next Interest Payment Date for such Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by Law).

Section 2.09. General Provisions as to Payments. Except as may be otherwise required by Law, the Borrower shall make all payments of principal and interest required hereunder on the date when due in Yen in same day available funds, and such payments shall be deemed made upon receipt thereof by the Lender, without setoff, counterclaim or other deduction, in accordance with the settlement instructions as the Lender may from time to time designate in writing. Whenever any payment shall be due hereunder on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day. If the date for any payment of principal on the Loan is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.

Section 2.10. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(c) (i) The Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the Funding Date (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of the tax treaty between the United States and Japan.

(ii) The Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Borrower, executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(iii) If a payment made to the Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(d) If the Lender shall receive a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender with respect to obtaining such refund and without interest (other than any interest paid by the relevant taxing authority with respect to such refund). The Borrower shall repay to the Lender the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant taxing authority) in the event that the Lender is required to repay such refund to such taxing authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph (d) the payment of which would place the Lender in a less favorable net after-Tax position that the Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.

(e) This Section 2.10 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any other party hereto.

(f) Each party’s obligations under this Section 2.10 shall survive any assignment of rights by the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article 3
Conditions Precedent to Funding

Section 3.01. Conditions to Funding. As a condition precedent to the Borrowing hereunder:

(a) the Borrower must furnish the Lender with a Loan Notice, in accordance with the terms hereof, executed by an Authorized Officer of the Borrower;

(b) each representation and warranty set forth in Article 4 below shall be true and correct (without giving effect to any materiality or Material Adverse Change qualifications set forth therein) in all material respects as if made on the Funding Date (except to the extent such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date);

(c) no Default shall have occurred and be continuing on the Funding Date or after giving effect to such Borrowing;

(d) no Company Material Adverse Effect shall have occurred and be continuing on the Funding Date;

(e) the Investment Agreement shall be in full force and effect and no event triggering termination rights of the Lender under Section 9.01 of the Investment Agreement shall have occurred; and

(f) the Borrower shall have furnished to the Lender:

(i) executed originals of each of this Agreement, the Collateral Documents and any Notes requested prior to the Funding Date, together with all schedules and exhibits thereto;

(ii) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction and all cover sheets or other documents or instruments required to be filed with the USPTO as may be necessary to perfect the security interests purported to be created by the Collateral Documents;

(iii) a duly executed payoff letter in form and substance reasonably acceptable to the Lender providing for the payoff of all outstanding amounts under the Trinity Capital Loan Agreement on the Borrowing Date, and for the release of any Liens on the assets and equity interests of the Borrower or its Subsidiaries arising therefrom;

(iv) resolutions of the board of representatives or other appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary or any Authorized Officer as of the Funding Date approving and adopting the Loan Documents to be executed by the Borrower and authorizing the execution and delivery thereof;

(v) a certificate of the Borrower certifying as to the matters covered in clauses (b), (c), (d) and (e) of this Section 3.01; and

(vi) such other documents, instruments and certificates as the Lender may reasonably request on or prior to the Funding Date in connection with the consummation of the transactions contemplated hereby.

Article 4
Representations and Warranties

The Borrower represents and warrants (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan), that:

Section 4.01. Corporate Existence and Power. The Borrower is duly organized, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing, under the laws of the jurisdiction of its organization, and has all the corporate or other requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to result in a Material Adverse Change. Parent owns 100% of the outstanding equity interests of the Borrower.

Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or bylaws or, except to the extent that any such contravention or defaults could not reasonably be expected to result in a Material Adverse Change, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 4.03. Binding Effect. This Agreement and each other Loan Documents constitute a legal, valid and binding obligation of the Borrower, and the Note if and when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

Section 4.04. Investment Company. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.05. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship among the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Borrower as a condition to the funding of the Loan, which, if not obtained or effected, could reasonably be expected to have a Material Adverse Change, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, or will be contemporaneously obtained in conjunction with the Funding Date, as the case may be.

Section 4.06. Other Representations and Warranties. The representations and warranties of Parent in Article 3 of the Investment Agreement are true and correct in all material respects.

Section 4.07. Use of Proceeds. The Borrower will use the proceeds of the Loan first, to repay any amounts outstanding under the Trinity Capital Loan Agreement, second, for working capital and other general corporate purposes.

Section 4.08. Solvency. On the date hereof and immediately after giving effect to the borrowing of the Loan hereunder and the use of the proceeds thereof, the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

Article 5
Borrower Covenants

Commencing on the Funding Date (or, to the extent that any provision of this Article 5 would conflict with any provision of the Trinity Capital Loan Agreement, the Borrowing Date) until the Termination Date, unless the Lender shall otherwise consent in writing:

Section 5.01. Affirmative Obligations. Except as expressly contemplated by this Agreement or the Investment Agreement, as set forth in Section 5.01 or Section 5.02 of the Company Disclosure Letter, or as required by applicable Law or Data Security Requirements, the Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business.

(a) The Borrower will furnish to the Lender promptly (and in any event within thirty (30) days thereof (or such longer period approved by the Lender in its sole discretion)) written notice of any change in (A) the legal name of the Borrower, as set forth in its organizational documents, (B) the jurisdiction of organization or the form of organization of the Borrower (including as a result of any merger or consolidation) or (C) the location of the chief executive office of the Borrower. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral affected thereby. The Borrower also agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

Section 5.02. Forbearance Covenants. Except as expressly contemplated by this Agreement or the Investment Agreement, as set forth in Section 5.01 or Section 5.02 of the Company Disclosure Letter, as required by applicable Law, the Borrower shall not, and shall not permit any Subsidiary to, take any of the actions set forth in Section 5.02 of the Investment Agreement, as if set forth herein mutatis mutandis, with any references to “the Company” therein deemed to be references to the Borrower.

Section 5.03. Priority Ranking. The Borrower shall ensure that the claims and rights of the Lender against it under the Loan Documents will not be at any time subordinate to the claims and rights of any of its other creditors, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

Article 6
Events of Default

Section 6.01. Events of Default. Each of the following shall be an “Event of Default”:

(a) the Borrower fails to pay any interest on or principal of the Loan, or any fee or other amount due under this Agreement, as and on the date when due and in the currency required hereunder and such failure continues unremedied for more than five Business Days; or

(b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document shall prove to have been false in any material respect when made; or

(c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Borrower; or

(d) the Borrower institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed for the Borrower without the application or consent of the Borrower and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to the Borrower or to all or any material part of the Borrower’s property is instituted without the consent of the Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(e) the Borrower is unable, or admits in writing its inability, or fails generally, to pay its debts as they become due; or

(f) any Collateral Document after delivery thereof ceases to create a valid security interest in any material portion of the Collateral purported to be covered thereby; or

(g) there occurs a Fundamental Change not consented to in writing by the Lender; or

(h) the Borrower fails to preserve, renew and keep in full force and effect its legal existence or Parent ceases to own 100% of the outstanding equity interests of the Borrower.

If an Event of Default shall have occurred and be continuing, the Lender may terminate the Commitment; declare the Outstanding Loan hereunder, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the Commitment shall automatically terminate, and all sums outstanding hereunder, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by the Borrower and exercise any and all remedies under the Loan Documents and applicable law available to the Lender.

Article 7
Miscellaneous

Section 7.01. Notices, Etc. All notices, requests and other communications to a Party shall be in writing (including email transmission, so long as a receipt of such email is requested and received) and shall be given,

If to Lender, to:

KOITO MANUFACTURING CO., LTD.
4-8-3 Takanawa
Minato-ku, Tokyo 108-8711
Japan
Attn: Satoshi Kabashima
Email: [   ]

with copies (which will not constitute notice) to:

Nishimura & Asahi
Otemon Tower
1-1-2 Otemachi
Chiyoda-ku, Tokyo 100-8124
Japan
Attn: Tatsuya Tanigawa
Email: [   ]

Davis Polk & Wardwell LLP
Izumi Garden Tower 33F
1-6-1 Roppongi
Minato-ku, Tokyo 106-6033
Japan
Attn: Ken Lebrun
Email: [   ]

If to Borrower, to:

Cepton, Inc.
399 West Trimble Road
San Jose, CA 95131
United States of America
Attn: Hull Xu, Chief Financial Officer
Email: [   ]

with a copy (which will not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 27th Floor
San Francisco, CA 94111
United States of America
Attn: Jennifer Taylor
Email: [   ]

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(a) The Lender shall be entitled to rely and act in good faith upon any notices purportedly given by or on behalf of the Borrower even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof.

Section 7.02. Amendments, Etc. No modification or amendment of any provision of this Agreement and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Lender, and any such modification, amendment or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No waiver under this Agreement shall be effective unless it is in writing and signed by the party against whom the waiver is to be effective. No amendment to this Agreement shall be effective against the Borrower unless the same shall be in writing and signed by the Borrower. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other rights, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not assign its rights or obligations hereunder without the consent of the Lender and the Lender shall not assign its rights or obligations hereunder in whole or in part without the consent of the Borrower except as provided below in Section 7.03(b).

(a) The Lender may at any time assign all or any part of its rights and obligations hereunder to a wholly-owned Subsidiary of the Lender without the consent of the Borrower; provided that, in the event that any such wholly-owned Subsidiary of the Lender subsequently ceases to be a wholly-owned Subsidiary of the Lender, the Lender shall procure that such wholly-owned Subsidiary shall, no later than 15 days after the date on which such wholly-owned Subsidiary of the Lender ceases to be a wholly-owned Subsidiary of the Lender, execute an agreement assigning and transferring back to the Lender or another wholly-owned Subsidiary of the Lender any and all rights and obligations of such previously wholly-owned Subsidiary as the Lender hereunder that had been previously assigned to such previously wholly-owned Subsidiary. In the event of any assignment pursuant to the preceding sentence, the Lender shall remain liable for the performance of its obligations hereunder (including the obligation to provide its Commitment) and a copy of the relevant assignment agreement shall be delivered to the Borrower and to the Lender pursuant to Section 7.04 and to each other Lender concurrently with such assignment.

(b) The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any assignment made pursuant to this Section 7.03 in order to effectuate such assignment. All information provided by or on behalf of the Borrower to the Lender or its Affiliates may be furnished by the Lender to its Affiliates and to any actual or proposed assignee, in each case, on a confidential basis.

Section 7.04. Register. The Borrower shall maintain at one of its offices in the United States a copy of each assignment agreement delivered to it and a register for the recordation of the name and address of the Lender, and the portion of the principal amount (and stated interest) of the Loan owing to, the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 7.05. Provision of Information. The Borrower will deliver to the Lender from time to time and within a reasonable period of time following any such request by Lender such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Lender may reasonably request and promptly after the occurrence of any Default or Event of Default, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

Section 7.06. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

Section 7.07. Indemnification.

(a) The Borrower shall indemnify and hold harmless the Lender, its Affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, disbursements and expenses of counsel) (collectively, the “Indemnified Costs”) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding (whether based upon contract, tort or any other theory) brought by or on behalf of any third party (other than any other Indemnitee or any Affiliate of the Borrower) arising out of or related to any action or inaction by the Lender, in its capacity as such, (including any expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to any such claim, litigation, investigation or proceeding) (each a “Third Party Claim”) and the enforcement or protection of the Lender’s rights in connection with the Loan Documents (including in connection with any restructuring or workout of the transactions contemplated by the Loan Documents), but, in each case, excluding therefrom all Indemnified Costs to the extent they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 7.07(a) shall not apply with respect to Taxes other than Taxes arising from a non-Tax claim.

(b) If a Third Party Claim is brought against any Indemnitee, such Indemnitee shall notify the Borrower of the commencement thereof, and the Borrower shall have the right to assume the defense thereof, including the employment of counsel satisfactory to the Borrower and payment of all fees, expenses and disbursements of such counsel. If the Borrower elects to assume the defense of a Third Party Claim, the Borrower shall be deemed to have acknowledged its obligation to indemnify the Indemnitee hereunder with respect to such Third Party Claim. If the Borrower elects to assume the defense of such Third Party Claim, the Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Indemnitee’s expense. The Borrower shall not, without the prior consent of the Indemnitee, effect any settlement of any Third Party Claim in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on all claims that are the subject matter of such claim, litigation, investigation or proceeding. If the Borrower does not elect to defend any Third Party Claim, the Borrower shall nonetheless have the right to participate in the defense thereof at its own expense.

(c) The agreements in this Section 7.07 shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other obligations and liabilities of the Borrower under this Agreement. All amounts due under this Section 7.07 shall be payable within ten Business Days after demand therefor.

Section 7.08. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

Section 7.09. Execution in Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 7.10. Right of Setoff. Subject to Section 6.01, if an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all obligations at any time owing by the Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender or its Affiliates may have.

Section 7.11. Choice of Law; Jurisdiction.

(a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of, or contemplated by, this Agreement. Except as provided in the next sentence, each of the parties hereto agrees to commence any such suit, action or other proceeding in the United States District Court for the Southern District of New York and any court to which an appeal may be taken in any such litigation, and each party waives any objection which it may now or hereafter have to the laying of the venue of any such litigation. If and only if the forum referred to in the preceding sentence shall be unavailable by reason of lack of subject matter jurisdiction, the parties agree that any such litigation may only be instituted in courts of the State of New York (County of New York), and each party waives any objection which it may now or hereafter have to the laying of the venue of any such litigation and irrevocably submits to the jurisdiction of such courts in any such litigation. Each of the parties hereby agrees that service of any and all process which may be served in any litigation in any New York federal or state court referred to in this Section, if mailed or delivered as provided in Section 7.01, shall be deemed in every respect effective service of process upon such party in any such litigation and shall be taken and held to be valid personal service upon such party.

Section 7.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.13. Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements with respect thereto.

Section 7.14. Confidentiality. The Borrower and the Lender hereby acknowledge that the Borrower and the Lender have previously executed the Non-Disclosure Agreement, dated as of August 1, 2017 (as amended by the Extension to Non-Disclosure Agreement, dated as of October 1, 2020, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms. Each of (i) the Lender and its Representatives, on the one hand, and (ii) the Borrower and its Representatives, on the other hand, will hold and treat all documents and information concerning the other furnished or made available to it or its Representatives in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CEPTON Technologies, Inc., as Borrower

By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	Chief Executive Officer

[Signature Page to the Secured Term Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KOITO MANUFACTURING CO., LTD., as Lender

By:	/s/ Michiaki Kato
	Name:	Michiaki Kato
	Title:	President and COO

[Signature Page to the Secured Term Loan Agreement]

Exhibit A

FORM OF PROMISSORY NOTE

[__________________]1                                   ________________, _____

FOR VALUE RECEIVED, the undersigned, Cepton Technologies, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to KOITO MANUFACTURING CO., LTD. (the “Lender”) the principal sum of [_____________________] or, if less, the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Secured Term Loan Agreement dated as of October 27, 2022 by and between Borrower and Lender (such agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), on the Termination Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

The Register and, to the extend not inconsistent with the Register, the loan account records maintained by the Lender, shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loan and payments thereon; provided, however, that any failure to record the Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loan.

Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of New York.

CEPTON TECHNOLOGIES, INC.

By:
Name:
Title:

[1]	Note: To be dated no earlier than the Borrowing Date.

A-1

Exhibit B

SETTLEMENT INSTRUCTIONS

[Settlement instructions delivered separately to the parties.]

B-1

Exhibit C

Loan Notice

From: Cepton Technologies, Inc.

To: KOITO MANUFACTURING CO., LTD.

Dated: [_____]

Dear Sirs,

1.	Reference is made to the SECURED TERM LOAN AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Agreement”) by and between Cepton Technologies, Inc., as Borrower, and KOITO MANUFACTURING CO., LTD., as Lender, dated as of October 27, 2022.

2.	This is a Loan Notice. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3.	We wish to borrow a Loan on the following terms:

a.	Proposed Date: [_____] (or, if that is not a Business Day, the next Business Day)

b.	Amount: ¥5,800,000,000[, of which, ¥[_____] to be disbursed in Dollars as provided in paragraph 6 below][2]

4.	The proceeds of this Loan should be credited to the account set forth in Exhibit B of the Agreement for the applicable currency.

5.	This Loan Notice is irrevocable.

[6.	The portion of proceeds of the Loan set forth in paragraph 3.b. above shall be converted from Yen to Dollars prior to crediting the same to the Borrower’s deposit account in accordance with Section 2.03 of the Agreement.][3]

Yours faithfully

…………………………………
authorized signatory for
Cepton Technologies, Inc.

[2]	Note: To be included at the election of Borrower.

[3]	Note: To be included at the election of Borrower.

C-1

Exhibit D

Form of

Security Agreement

SECURITY AGREEMENT dated as of [●], 20224 between Cepton Technologies, Inc., a Delaware corporation (together with its successors, the “Debtor”) and KOITO MANUFACTURING CO., LTD. (together with its successors and assigns, the “Secured Party”).

1. Recitals. The parties hereto have entered into a Secured Term Loan Agreement dated October 27, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”) pursuant to which the Secured Party will make available to the Debtor loans in an aggregate principal amount of up to ¥5.8 billion. All terms used but not defined herein shall have the meanings ascribed to such term in the Agreement. This Agreement shall be automatically effective on, but not prior to, the Borrowing Date.

2. Security Interest. In order to secure the obligations referred to below, the Debtor hereby grants to the Secured Party a security interest in the following (the “Collateral”): all of its property of the following types, whether now owned or hereafter acquired and wherever located: accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory and investment property (including, for the avoidance of doubt, Patents and Patent Licenses (as defined below)), together with all proceeds of the foregoing (in each case within the meaning of the UCC). Notwithstanding the foregoing, or anything to the contrary herein, the Collateral shall not include the following (collectively, the “Excluded Assets”): (i) any rights or interests in any property, including any permit, lease, license, contract, instrument or other agreement held by the Debtor and in effect on the date hereof or at the time such property is acquired and not entered into in contemplation of this exclusion, with respect to which, the grant to the Secured Party of a security interest therein and Lien thereupon are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Law; and (ii) (1) accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s employees; provided that such amounts, in aggregate, shall not exceed two payroll cycles, (2) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (3) accounts used exclusively for compliance with any Law to the extent such Law prohibits the granting of a Lien thereon, and (4) accounts which constitute cash collateral in respect of a Permitted Lien to the extent the terms of the documents governing such Permitted Lien prohibit the granting of a Lien thereon; provided, however, that the Collateral shall include any proceeds, products, substitutions or replacements of the foregoing. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

[4]	Note: To be dated the Funding Date.

3. Secured Obligations. The obligations secured hereby are all present and future obligations of the Debtor under the Agreement including the principal of, premium (if any) and interest on loans made pursuant thereto and any extension, renewal or refinancing thereof.

4. Representations.

(a) Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by Debtor as of the date hereof. Debtor holds all such Equity Interests directly (i.e., not through a Subsidiary, a securities intermediary or any other Person).

(b) Debtor has good and marketable title to all its Collateral, free and clear of any Lien other than (i) the Transaction Liens, and (ii) Permitted Liens.

(c) All shares of capital stock included in such Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Debtor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto other than (i) this Agreement and the other Loan Documents and (ii) the organizational documents of the issuer of such Pledged Equity Interests as in effect on the date hereof.

5. Definitions. For purposes of this Security Agreement and the Patent Security Agreement (as defined below), the following terms shall have the following meanings:

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest or similar interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition.

“Intellectual Property Filing” means with respect to any Patent or Patent License, the filing of the applicable Patent Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, sufficient to record the Transaction Lien granted to the Secured Party in such Recordable Intellectual Property.

“Patent License” means any agreement now or hereafter in existence granting to the Debtor, or pursuant to which the Debtor grants to any other person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to the Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue or otherwise recover for, past, present and future infringements or other violations of any of the foregoing and (iv) all proceeds, income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form attached as Exhibit E to the Agreement, executed and delivered by the Debtor in favor of and for the benefit of the Secured Party.

“Permitted Liens” means

(a) liens outstanding on the date hereof and set forth on Schedule 2 hereto;

(b) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with generally accepted accounting principles, if they have no priority of the Secured Party’s security interests;

(c) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other Persons imposed without action of such parties, provided they have no priority over any of the Secured Party’s security interests and the aggregate amount of such liens does not at any time exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(d) easements, rights of way, restrictions, minor defects or irregularities in title or other similar liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of the Debtor;

(e) liens in favor of other financial institutions arising in connection with the Debtor’s deposit or investment accounts held at such institutions to secure customary fees and charges (but not credit/debt relationships or margin accounts), provided that the Secured Party has a perfected security interest in such deposit accounts;

(f) liens arising from the filing of any financing statements on operating leases;

(g) liens on cash collateral securing reimbursement obligations under letters of credit, not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate;

(h) licenses, sublicenses, leases and subleases granted by the Debtor in the ordinary course of its business;

(i) liens to secure the payment of workers’ compensation, employment insurance, old-age pensions, social security, and other like obligation incurred in the ordinary course of business (other than liens imposed by ERISA);

(j) liens created pursuant to this Agreement and the other Loan Documents;

(k) attachment and judgment liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default;

(l) statutory and common law landlords’ liens under leases to which the Debtor is a party;

(m) liens on property or assets acquired, or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired, provided that such liens are not incurred in contemplation or anticipation of such acquisition, do not attach to any other asset of the Debtor or any of its Subsidiaries and such liens are junior to the liens securing the obligations under the Loan Documents;

(n) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation;

(o) liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

(p) pledges or deposits to secure performance of tenders, bids, leases, contracts, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business;

(q) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) liens arising out of consignment or similar arrangements for the sale of goods entered into by the Debtor or any of its Subsidiaries in the ordinary course of business; and

(s) other liens, in addition to liens permitted by clauses (a) through (r), which are purchase money security interests for new equipment financing securing aggregate debt not exceeding Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate.

“Pledged” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Recordable Intellectual Property” means any Patent registered with the United States Patent and Trademark Office, and any Patent License with respect to a Patent so registered, and all rights in or under any of the foregoing.

6. Security in Patents. On the date hereof, the Debtor will sign and deliver to the Secured Party the Patent Security Agreements with respect to all Recordable Intellectual Property then owned by it. Within 30 days after each March 31 and September 30 thereafter, it will sign and deliver to the Secured Party an appropriate Patent Security Agreement covering any Recordable Intellectual Property owned by it on such date that is not covered by any previous Patent Security Agreement so signed and delivered by it. The Debtor authorizes the Secured Party to file any such additional Patent Security Agreements as necessary to record the Transaction Liens on such Recordable Intellectual Property.

The Debtor will notify the Secured Party promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it that is material to its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Debtor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of the Debtor’s rights to any Recordable Intellectual Property that is material to its business are infringed, misappropriated, diluted or otherwise violated by a third party, the Debtor will notify the Secured Party within 30 days after it learns thereof and will, unless the Debtor shall reasonably determine that such action would not be commercially reasonable, promptly sue for infringement, misappropriation, dilution or violation and to recover any and all damages for such infringement, misappropriation, dilution or violation, and take such other commercially reasonable actions as requested by the Secured Party under the circumstances to protect such Recordable Intellectual Property.

7. Right to Vote Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing, Debtor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity Interests owned by it. Unless an Event of Default shall have occurred and be continuing, the Secured Party will have no right to take any action which the owner of a Pledged Equity Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b) If an Event of Default shall have occurred and be continuing, upon written notice from the Secured Party, the Secured Party will have the right to the extent permitted by law (and, in the case of a Pledged Equity Interest in a partnership or limited liability company, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and the Debtor will take all such action as the Secured Party may reasonably request from time to time to give effect to such right.

8. Rights to Distributions. (a) Any and all dividends, interest, and other cash and non-cash distributions at any time received or held by Debtor shall be so received or held in trust for the Secured Party, shall be segregated from other funds and property of Debtor and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary indorsements; provided that dividends, interest or distributions received by the Debtor may be retained by the Debtor in accordance with this Section.

(a) So long as no Event of Default shall have occurred and be continuing, the Debtor shall be entitled to receive and retain dividends, interest or distributions paid or distributed in respect of the Pledged Equity Interests.

(b) Upon written notice from the Secured Party, after the occurrence and during the continuance of an Event of Default, all rights of the Debtor to receive and retain dividends, interest or distributions shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and retain such cash dividends, interest and distributions. The Debtor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such instructions and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to receive the dividends, interest and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

9. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise all remedies available to it under the Loan Documents and under the Uniform Commercial Code or other applicable law with respect to the Collateral, and the Debtor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Patent License under which the Debtor is a licensee to effect the assignment of all the Debtor’s right, title and interest thereunder to the Secured Party.

10. Financing Statements; Further Assurances. The Debtor hereby authorizes the Secured Party to file any financing statement, continuations or similar record in any filing office the Secured Party deems appropriate, with such descriptions of collateral and other information set forth therein as the Secured Party deems appropriate. The Secured Party is further authorized to file with the United States Patent and Trademark Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by the Debtor, without the signature of the Debtor, and naming the Debtor as debtor and the Secured Party as secured party. The Debtor will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto. The Debtor will do all such further things and execute such further documents as the Secured Party may reasonably request to confirm, perfect or validate the foregoing grant of security or to enable the Secured Party to protect and enforce the same.

11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Termination; Release.

(a) Upon the payment in full of all obligations secured hereby and the termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

(b) In addition, upon the proposed sale or other disposition of any Collateral by the Debtor that is not prohibited by the Loan Documents, at the request of the Debtor, Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the release of its security interest in such Collateral.

13. Execution in Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CEPTON TECHNOLOGIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KOITO MANUFACTURING CO., LTD.

By:
Name:
Title:

Schedule 1
Equity Interests

[Equity Interests delivered separately to the parties.]

Schedule 2
Permitted Liens

[Permitted Liens delivered separately to the parties.]

Exhibit E

Form of

Patent Security Agreement

FORM OF

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

[●], 20225

WHEREAS, Cepton Technologies, Inc., a Delaware corporation (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, Lien Grantor and KOITO MANUFACTURING CO., LTD. (together with its successors and assigns, the “Grantee”) are parties to a Secured Term Loan Agreement dated as of October 27, 2022 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Security Agreement dated as of [●], 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between the Lien Grantor and Grantee, and (ii) this Patent Security Agreement, the Lien Grantor has secured certain of its obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement or other violations of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

[5]	Note: To be dated the Funding Date.

Notwithstanding the foregoing, or anything to the contrary herein, the Patent Collateral shall not include any rights or interests in any property, including any permit, lease, license, contract, instrument or other agreement held by the Lien Grantor and in effect on the date hereof or at the time such property is acquired and not entered into in contemplation of this exclusion, with respect to which, the grant to Grantee of a security interest therein and lien thereupon are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (as defined in the Security Agreement) (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the UCC) or by any applicable law.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement (including with respect to permitted Liens) or otherwise not prohibited under the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. This Patent Security Agreement shall be automatically effective on, but not prior to, the effectiveness of the Security Agreement.

This Patent Security Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

CEPTON TECHNOLOGIES, INC.

By:
Name:
Title:

Acknowledged:

KOITO MANUFACTURING CO., LTD.

By:
Name:
Title:

Schedule 1
to Patent
Security Agreement

CEPTON TECHNOLOGIES, INC.

[Delivered separately to the parties.]